Exhibit (g)(2)

SUBADVISORY AGREEMENT
PRISM MULTI STRATEGY FUND

THIS AGREEMENT is made and entered into as of this 15th day of September, 2017, by and between CROW POINT PARTNERS LLC (the “Adviser”), a limited liability company registered under the Investment Advisers Act of 1940, as amended (the “Adviser Act”) located at 25 Recreation Park Drive, Suite 110, Hingham, MA 02043, and, PRISM CAPITAL ADVISORS, LLC (the “Subadviser”), a limited liability company registered under the Advisers Act, located at 15333 N. Pima Road, Suite 225, Scottsdale, AZ 85260, with respect to PRISM MULTI STRATEGY FUND, a Delaware statutory trust (the “Fund”).

W I T N E S S E T H :

WHEREAS, the Fund is registered with the U.S. Securities and Exchange Commission (the “SEC”) as a closed-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Adviser has, pursuant to an Investment Advisory Agreement with the Fund dated as of September 15, 2017 (the “Advisory Agreement”), been retained to act as investment adviser for the Fund;

WHEREAS, the Adviser represents that the Advisory Agreement permits the Adviser to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act; and

WHEREAS, the Adviser desires to retain the Subadviser to assist it in the provision of a continuous investment program for the Fund including managing assets of the Fund in conjunction with the Adviser pursuant to the arrangement described in the Fund’s current Prospectus (“Prospectus”) and Statement of Additional Information (“SAI”), as each is amended from time to time, and the Subadviser is willing to render such services subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties agree as follows:

1.            Appointment as Subadviser. The Adviser hereby appoints the Subadviser to act as investment adviser for and to manage assets of the Fund (the “Subadviser Managed Assets”) with the Adviser consistent with the arrangement described in the Prospectus and subject to the supervision of the Adviser and the Board of Trustees of the Fund (the “Board” or the “Trustees”); and the Subadviser hereby accepts such appointment. In such capacity, the Subadviser shall be responsible for the investment management of the Subadviser Managed Assets. It is recognized that the Subadviser and certain of its affiliates may act as investment adviser to one or more other investment companies and other managed accounts and that the Adviser and the Fund do not object to such activities.

2.            Duties of Subadviser.

(a)           Investments. The Subadviser is hereby authorized and directed and hereby agrees, subject to the stated investment policies and restrictions of the Fund as set forth in the Prospectus and SAI as currently in effect and, as soon as practical after the Fund or the Adviser notifies the Subadviser thereof, as supplemented or amended from time to time and subject to the directions of the Adviser and the Board, to (i) provide a continuous investment program for the Fund’s portfolio; (ii) provide investment research and make and execute recommendations for the purchase and sale of securities; and (iii) provide all facilities and personnel required to perform its duties hereunder, including officers required for the operations of the Fund. The Adviser agrees to provide the Subadviser with such assistance as may be reasonably requested by the Subadviser in connection with the Subadviser’s activities under this Agreement, including, without limitation, providing information concerning the Fund, its funds available, or to become available, for investment and generally as to the conditions of the Fund’s affairs.

(b)           Compliance with Applicable Laws and Governing Documents. In the performance of its services under this Agreement, the Subadviser shall act in conformity with (i) the Prospectus, SAI and the Fund’s Agreement and Declaration of Fund and By-Laws as currently in effect and, as soon as practical after the Fund or the Adviser notifies the Subadviser thereof, as supplemented, amended and/or restated from time to time (the Fund’s Agreement and Declaration of Trust and By-Laws, as each may be supplemented, amended and/or restated from time to time are referred to hereinafter as the “Declaration of Trust” and “By-Laws,” respectively); (ii) all instructions and directions received in writing from the Adviser or the Trustees of the Fund; and (iii) the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended (the “Code”), and all other applicable federal and state laws and regulations. Without limiting the preceding sentence, the Adviser promptly shall notify the Subadviser as to any act or omission of the Subadviser hereunder that the Adviser reasonably deems to constitute or to be the basis of any noncompliance or nonconformance with any of the Declaration of Trust, By-Laws, Prospectus and SAI, the instructions and directions received in writing from the Adviser or the Trustees of the Fund, the 1940 Act, the Code, and all other applicable federal and state laws and regulations. The Adviser timely will provide the Subadviser with a copy of the minutes of the meetings of the Board to the extent they may affect the Fund or the services of the Subadviser, copies of any financial statements or reports made by the Fund to its shareholders, and any further materials or information which the Subadviser may reasonably request to enable it to perform its functions under this Agreement.

The Adviser will provide the Subadviser with reasonable advance notice of any change in the Fund’s investment objectives, policies and restrictions as stated in the Prospectus and SAI, and the Subadviser shall, in the performance of its duties and obligations under this Agreement, manage the Subadviser Managed Assets consistent with such changes, provided that the Subadviser has received prompt notice of the effectiveness of such changes from the Fund or the Adviser. In addition to such notice, the Adviser shall provide to the Subadviser a copy of a modified Prospectus and SAI reflecting such changes. The Adviser acknowledges and will ensure that the Prospectus and SAI will at all times be in compliance with all disclosure requirements under all applicable federal and state laws and regulations relating to the Fund, including, without limitation, the 1940 Act, and the rules and regulations thereunder, and that the Subadviser shall have no liability in connection therewith, except as to the accuracy of material information furnished in writing by the Subadviser to the Fund or to the Adviser specifically for inclusion in the Prospectus and SAI. The Subadviser hereby agrees to provide to the Adviser in a timely manner such information relating to the Subadviser and its relationship to, and actions for, the Fund as may be required to be contained in the Prospectus, SAI or in the Fund’s Registration Statement on Form N-2 and any amendments thereto.

(c)           Voting of Proxies. The Adviser hereby delegates to the Subadviser the Adviser’s discretionary authority to exercise voting rights with respect to the portfolio securities of the Fund and authorizes the Subadviser to delegate further such discretionary authority to a designee identified in a notice given to the Fund and the Adviser. The Subadviser, including without limitation its designee, shall have the power to vote, either in person or by proxy, all securities in which the Subadviser Managed Assets may be invested from time to time, and shall not be required to seek or take instructions from, the Adviser or the Fund or take any action with respect thereto.

The Subadviser will establish a written procedure for proxy voting in compliance with current applicable rules and regulations, including but not limited to the 1940 Act. The Subadviser will provide the Adviser or its designee, a copy of such procedure and establish a process for the timely distribution of the Subadviser’s voting record with respect to the Fund’s portfolio securities and other information necessary for the Fund to complete information required by Form N-2 under the 1940 Act and the Securities Act of 1933, as amended (the “Securities Act”), Form N-PX under the 1940 Act, and Form N-CSR under the Sarbanes-Oxley Act of 2002, as amended, and any other filing that may be required pursuant to applicable law or regulation.

(d)           Agent. Subject to any other written instructions of the Adviser or the Fund, the Subadviser is hereby appointed the Adviser’s and the Fund’s agent and attorney-in-fact for the limited purposes of executing account documentation, agreements, contracts and other documents as the Subadviser shall be requested by brokers, dealers, counterparties and other persons in connection with its management of the Subadviser Managed Assets. The Subadviser agrees to provide the Adviser and the Fund with copies of any such agreements executed on behalf of the Adviser or the Fund.

(e)           Brokerage. The Subadviser is authorized, subject to the supervision of the Adviser and the plenary authority of the Board, to establish and maintain accounts on behalf of the Fund with, and place orders for the investment and reinvestment, including without limitation purchase and sale of the Subadviser Managed Assets with or through, such persons, brokers (including, to the extent permitted by applicable law, any broker affiliated with the Subadviser) or dealers (collectively “Brokers”) as Subadviser may elect and negotiate commissions to be paid on such transactions. The Subadviser, however, is not required to obtain the consent of the Adviser or the Board prior to establishing any such brokerage account. The Subadviser shall place all orders for the purchase and sale of portfolio investments for the Fund’s account with Brokers selected by the Subadviser. In the selection of such Brokers and the placing of such orders, the Subadviser shall seek to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services, as provided below. In using its reasonable efforts to obtain for the Fund the most favorable price and execution available, the Subadviser, bearing in mind the best interests of the Fund at all times, shall consider all factors it deems relevant, including price, the size of the transaction, the breadth and nature of the market for the security, the difficulty of the execution, the amount of the commission, if any, the timing of the transaction, market prices and trends, the reputation, experience and financial stability of the Broker involved, and the quality of service rendered by the Broker in other transactions. The Subadviser shall not consider a Broker’s sale of Fund shares when selecting the Broker to execute trades. Notwithstanding the foregoing, neither the Fund nor the Adviser shall instruct the Subadviser to place orders with any particular Broker(s) with respect to the Subadviser Managed Assets. Subject to such policies as the Trustees may determine, or as may be mutually agreed to by the Adviser and the Subadviser, the Subadviser is authorized but not obligated to cause, and shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused, the Fund to pay a Broker that provides brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to the Subadviser an amount of commission for effecting an investment transaction that is in excess of the amount of commission that another Broker would have charged for effecting that transaction if, but only if, the Subadviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such Broker viewed in terms of either that particular transaction or the overall responsibility of the Subadviser with respect to the accounts as to which it exercises investment discretion. It is recognized that the services provided by such Brokers may be useful to the Subadviser in connection with the Subadviser’s services to other clients.

On occasions when the Subadviser deems the purchase or sale of a security to be in the best interests of the Fund with respect to the Subadviser Managed Assets as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients. It is recognized that in some cases, this procedure may adversely affect the price paid or received by the Fund or the size of the position obtainable for, or disposed of by, the Fund with respect to the Subadviser Managed Assets.

(f)           Securities Transactions. The Subadviser and any affiliated person of the Subadviser will not purchase securities or other instruments from or sell securities or other instruments to the Fund; provided, however, the Subadviser or any affiliated person of the Subadviser may purchase securities or other instruments from or sell securities or other instruments to the Fund if such transaction is permissible under applicable laws and regulations, including, without limitation, the 1940 Act and the Advisers Act and the rules and regulations promulgated thereunder.

The Subadviser, on its own behalf and with respect to its “access persons” (as such term defined in subsection (e) under Rule 17j-1 under the 1940 Act and referred to herein as “Access Persons”), agrees to observe and comply with Rule 17j-l and its Code of Ethics (which shall comply in all material respects with Rule 17j-1), as the same may be amended from time to time. On at least an annual basis, the Subadviser will comply with the reporting requirements of Ru1e 17j-1, which include: (i) certifying to the Adviser and the Fund that the Subadviser and its Access Persons have complied with the Subadviser’s Code of Ethics with respect to the Subadviser Managed Assets; and (ii) identifying any violations which have occurred with respect to the Subadviser Managed Assets. The Subadviser will have also submitted its Code of Ethics for its initial approval by the Board no later than the date of execution of this Agreement and subsequently within six months of any material change thereto.

(g)           Books and Records. The Subadviser or the Fund’s third-party service providers shall maintain separate detailed records as are required by applicable laws and regulations of all matters hereunder pertaining to the Subadviser Managed Assets (the “Fund’s Records”), including, without limitation, brokerage and other records of all securities transactions. The Subadviser acknowledges that the Fund’s Records are property of the Fund; except to the extent that the Subadviser is required to maintain the Fund’s Records under the Advisers Act or other applicable law and except that the Subadviser, at its own expense, is entitled to make and keep a copy of the Fund’s Records for its internal files. The Fund’s Records maintained by the Subadviser shall be available to the Adviser or the Fund at any time upon reasonable request during normal business hours and shall be available for copying promptly to the Adviser during any day that the Fund is open for business as set forth in the Prospectus.

(h)           Information Concerning Subadviser Managed Assets and Subadviser. From time to time as the Adviser or the Fund reasonably may request in good faith, the Subadviser will furnish the requesting party reports on portfolio transactions and reports on the Subadviser Managed Assets, all in such reasonable detail as the parties may reasonably agree in good faith. The Subadviser will also inform the Adviser in a timely manner of material changes in portfolio managers responsible for Subadviser Managed Assets, any changes in the ownership or management of the Subadviser, or of material changes in the control of the Subadviser. Upon the Fund’s or the Adviser’s reasonable request, the Subadviser will make available its officers and employees to meet with the Board to review the Subadviser Managed Assets via telephone on a quarterly basis and on a less frequent basis as agreed upon by the parties in person.

Subject to the other provisions of this Agreement, the Subadviser will also provide such information or perform such additional acts with respect to the Subadviser Managed Assets as are reasonably required for the Fund or the Adviser to comply with their respective obligations under applicable Laws, including without limitation, the Code, the 1940 Act, the Advisers Act, and the Securities Act, and any rule or regulation thereunder.

(i)            Custody Arrangements. The Fund or the Adviser shall notify the Subadviser of the identities of its custodian banks and the custody arrangements therewith with respect to the Subadviser Managed Assets and shall give the Subadviser written notice of any changes in such custodian banks or custody arrangements. The Subadviser shall on each business day provide the Adviser and the Fund’s custodian such information as the Adviser and the Fund’s custodian may reasonably request in good faith relating to all transactions concerning the Subadviser Managed Assets. The Fund shall instruct its custodian banks to: (A) carry out all investment instructions as may be directed by the Subadviser with respect to the Subadviser Managed Assets (which instructions may be orally given if confirmed in writing); and (B) provide the Subadviser with all operational information necessary for the Subadviser to trade the Subadviser Managed Assets on behalf of the Fund. The Subadviser shall have no liability for the acts or omissions of the authorized custodian(s), unless such act or omission is required by and taken in reliance upon instructions given to the authorized custodian(s) by a representative of the Subadviser properly authorized (pursuant to written instruction by the Adviser) to give such instructions.

3.            Independent Contractor. Except as provided under Section 2(d) hereof, in the performance of its services hereunder, the Subadviser is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund or the Adviser in any way or otherwise be deemed an agent of the Fund or the Adviser.

4.           Expenses. During the term of this Agreement, Subadviser will pay all expenses incurred by it in connection with its activities under this Agreement. The Subadviser shall, at its sole expense, employ or associate itself with such persons as it believes to be particularly fitted to assist it in the execution of its duties under this Agreement. The Subadviser shall not be responsible for the Fund’s or Adviser’s expenses, which shall include, but not be limited to, the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund and any losses incurred in connection therewith, expenses of holding or carrying Subadviser Managed Assets, including, without limitation, expenses of dividends on stock borrowed to cover a short sale and interest, fees or other charges incurred in connection with leverage and related borrowings with respect to the Subadviser Managed Assets, organizational and offering expenses (which include, but are not limited to, out-of-pocket expenses, but not overhead or employee costs of the Subadviser); expenses for legal, accounting and auditing services; taxes and governmental fees; dues and expenses incurred in connection with membership in investment company organizations; costs of printing and distributing shareholder reports, proxy materials, prospectuses, stock certificates and distribution of dividends; charges of the Fund’s custodians and sub-custodians, administrators and sub-administrators, registrars, transfer agents, dividend disbursing agents and dividend reinvestment plan agents; payment for portfolio pricing services to a pricing agent, if any; registration and filing fees of the SEC; expenses of registering or qualifying securities of the Fund for sale in the various states; freight and other charges in connection with the shipment of the Fund’s portfolio securities; fees and expenses of non-interested Trustees; salaries of shareholder relations personnel; costs of shareholders meetings; insurance; interest; brokerage costs; and litigation and other extraordinary or non-recurring expenses. The Fund or the Adviser, as the case may be, shall reimburse the Subadviser for any expenses of the Fund or the Adviser as may be reasonably incurred by such Subadviser on behalf of the Fund or the

Adviser. The Subadviser shall keep and supply to the Fund and the Adviser reasonable records of all such expenses.

5.            Investment Analysis and Commentary. The Subadviser will provide to the Adviser quarterly performance analysis and market commentary (the “Investment Report”) during the term of this Agreement. In addition, interim Investment Reports shall be issued at such times as may be mutually agreed upon by the Adviser and Subadviser. The subject of each Investment Report shall be mutually agreed upon.

6.            Compensation. For the services provided pursuant to this Agreement, the Subadviser is entitled to an annual fee equal to the amount described in Schedule A attached hereto. Such fee will be computed daily and paid by the Adviser no later than the seventh (7th) business day following the end of each month.

If this Agreement shall be effective for only a portion of a month with respect to the Fund, the aforesaid fee shall be prorated for the portion of such month during which this Agreement is in effect for the Fund.

7.            Representations and Warranties of Subadviser. The Subadviser represents and warrants to the Adviser and the Fund as follows:

(a)           The Subadviser is registered as an investment adviser under the Advisers Act;

(b)           The Subadviser is a limited liability company duly organized and properly registered and operating under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted and as proposed to be conducted hereunder;

(c)           The execution, delivery and performance by the Subadviser of this Agreement are within the Subadviser’s powers and have been duly authorized by all necessary actions of its managers or members, and no action by, or in respect of, or filing with, any governmental body, agency or official is required on the part of the Subadviser for execution, delivery and performance by the Subadviser of this Agreement, and the execution, delivery and performance by the Subadviser of this Agreement do not contravene or constitute a violation of, or a material default under, (i) any provision of applicable law, rule or regulation, (ii) the Subadviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Subadviser;

(d)           None of the Subadviser, its principals and employees has been the subject of any order or injunction issued by the SEC or any other relevant securities self-regulatory organization, that none of them has been convicted of any felony or misdemeanor related to securities, investment, commodities, or futures activities in any jurisdiction, whether foreign or domestic, and that none has been found to have violated any foreign or domestic federal or state securities law or any rules and/or regulations put forth by any regulatory body charged with the regulation and/or oversight of securities, investment, commodities, or futures activities; and

(e)           The Subadviser represents that no action, suit or proceeding is pending or, to the knowledge of Subadviser, threatened against Subadviser or its principals, employees or affiliates before or by any court, regulatory agency or other governmental authority that brings into question the validity of the transactions contemplated by this Agreement or that could impair the consummation by Subadviser of this Agreement or the transactions contemplated hereby.

8.            Representations and Warranties of Adviser. The Adviser represents and warrants to the Subadviser as follows:

(a)           The Adviser is registered as an investment adviser under the Advisers Act;

(b)           The Adviser is a limited liability company duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted and as proposed to be conducted hereunder;

(c)           The execution, delivery and performance by the Adviser of this Agreement are within the Adviser’s powers and have been duly authorized by all necessary action on the part of its managers or members, and no action by, or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a violation of, or a material default under, (i) any provision of applicable law, rule or regulation, (ii) the Adviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;

(d)           The Adviser and the Fund have duly entered into the Advisory Agreement pursuant to which the Fund authorized the Adviser to delegate certain of its duties under the Advisory Agreement to other investment advisers, including without limitation, the appointment of a subadviser with respect to assets of the Fund and the Adviser’s entering into and performing this Agreement;

(e)           None of the Adviser, its principals and employees has been the subject of any order or injunction issued by the SEC or any other relevant securities self-regulatory organization, that none of them has been convicted of any felony or misdemeanor related to securities, investment, commodities, or futures activities in any jurisdiction, whether foreign or domestic, and that none has been found to have violated any foreign or domestic federal or state securities law or any rules and/or regulations put forth by any regulatory body charged with the regulation and/or oversight of securities, investment, commodities, or futures activities; and

(f)            The Adviser represents that no action, suit or proceeding is pending or, to the knowledge of the Adviser, threatened against the Adviser or its principals, employees or affiliates before or by any court, regulatory agency or other governmental authority that brings into question the validity of the transactions contemplated by this Agreement or that could impair the consummation by the Adviser of this Agreement or the transactions contemplated hereby.

9.            Survival of Representations and Warranties; Duty to Update Information. All representations and warranties made by the Subadviser and the Adviser pursuant to the recitals above and Sections 8 and 9, respectively, shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true or accurate in all material effects.

10.          Liability and Indemnification.

(a)           Liability. The Subadviser shall exercise its best judgment in rendering its services in accordance with the terms of this Agreement, but otherwise, in the absence of willful misfeasance, bad faith or gross negligence on the part of the Subadviser or a reckless disregard of its duties hereunder, the Subadviser, each of its affiliates and all respective managers, members, officers and employees (“Affiliates”) and each person, if any, who within the meaning of the Securities Act controls the Subadviser (“Controlling Persons”), if any, shall not be subject to any expenses or liability to the Adviser, the Fund or any of the Fund’s shareholders, in connection with the matters to which this Agreement relates, including without limitation for any losses that may be sustained in the purchase, holding or sale of the Fund’s assets. The Adviser shall exercise its best judgment in rendering its obligations in accordance with the terms of this Agreement, but otherwise (except as set forth in Section 11(c) below), in the absence of willful misfeasance, bad faith or gross negligence on the part of the Adviser or a reckless disregard of its duties hereunder, the Adviser, any of its Affiliates and each of the Adviser’s Controlling Persons, if any, shall not be subject to any liability to the Subadviser, for any act or omission in the case of, or connected with, rendering services hereunder. Notwithstanding the foregoing, nothing herein shall relieve the Adviser and the Subadviser from any of their obligations under applicable law, including, without limitation, the federal and state securities laws.

(b)           Indemnification. The Subadviser shall indemnify the Adviser and the Fund, and their respective Affiliates and Controlling Persons, for any liability and expenses, including without limitation reasonable attorneys’ fees and expenses, which may be sustained as a result of the Subadviser’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder, a material breach of a provision of this Agreement or violation of applicable law, including, without limitation, the federal and state securities laws. Unless otherwise obligated under applicable law, the Subadviser shall not be liable for indirect, punitive, special or consequential damages arising out of this Agreement.

The Adviser shall indemnify the Subadviser, its Affiliates and its Controlling Persons, for any liability and expenses, including without limitation reasonable attorneys’ fees and expenses, which may be sustained as a result of the Adviser’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder, a material breach of a provision of this Agreement or violation of applicable law, including, without limitation, the federal and state securities laws. Unless otherwise obligated under applicable law, the Adviser shall not be liable for indirect, punitive, special or consequential damages arising out of this Agreement.

(c)           The Subadviser shall not be liable to the Adviser for acts of the Subadviser which result from acts of the Adviser, including, but not limited to, a failure of the Adviser to provide accurate and current information with respect to any records maintained by the Adviser, which records are not also maintained by or otherwise available to the Subadviser upon reasonable request.

11.          Duration and Termination.

(a)           This Agreement shall become effective on the date executed, provided that this Agreement shall not take effect unless it has been approved (1) by a vote of a majority of the members of the Board, including a majority of those Board members who are not “interested persons” (as defined in the 1940 Act) of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval and (2) by vote of a majority of the Fund’s outstanding voting securities. This Agreement shall continue in effect unless sooner terminated, as provided herein, for two years from the initial approval date for the Fund and shall continue from year to year thereafter, provided each continuance is specifically approved at least annually by (a) the vote of a majority of the members of the Board or (b) a vote of a “majority” (as defined in the 1940 Act) of the Fund’s outstanding voting securities, provided that in either event the continuance is also approved by a majority of the members of the Board who are not “interested persons” (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

(b)           Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time with respect to the Fund, without payment of any penalty:

(i)         By vote of a majority of the Board, or by “vote of a majority of the outstanding voting securities” of the Fund (as defined in the 1940 Act), or by the Adviser, in each case, upon not more than 60 days’ written notice to the Subadviser;

(ii)        By any party hereto upon written notice to the other party in the event of a breach of any provision of this Agreement by the other party if the breach is not cured within 15 days of notice of the breach; or

(iii)       By either party upon not more than 60 days’ written notice to the other party.

This Agreement shall not be assigned (as such term is defined in the 1940 Act) and shall terminate automatically in the event of such assignment or upon the termination of the Advisory Agreement.

This Agreement shall automatically terminate immediately upon the termination of the Advisory Agreement.

12.         Duties of the Adviser. The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall oversee and review the Subadviser’s performance of its duties under this Agreement.

13.          Reference to Adviser and Subadviser.

(a)           The Subadviser grants, subject to the conditions below, the Adviser non-exclusive rights to use, display and promote trademarks of the Subadviser in conjunction with any activity associated with the Fund. In addition, the Adviser may promote the identity of and services provided by the Subadviser to the Adviser, which references shall not differ in substance from those included in the Prospectus, SAI and this Agreement, in any advertising or promotional materials. The Adviser shall protect the goodwill and reputation of the Subadviser in connection with marketing and promotion of the Fund. The Adviser shall submit to the Subadviser for its review and approval all such public informational materials relating to the Fund that refer to any recognizable variant or any registered mark or logo or other proprietary designation of the Subadviser. Approval shall not be unreasonably withheld by the Subadviser and notice of approval or disapproval will be provided promptly and in any event within three (3) business days. Subsequent advertising or promotional materials having very substantially the same form as previously approved by the Subadviser may be used by the Adviser without obtaining the Subadviser’s consent unless such consent is withdrawn in writing by the Subadviser.

The Subadviser agrees that the name “PRISM” or variations thereof may be used in the name of the Fund under this Agreement and that such name, together with any related logos and any service marks containing the word “PRISM” or variations thereof may be used in connection with the Fund’s business only for so long as this Agreement (including any continuance or amendment hereof) remains in effect and that such use shall be royalty free. At such time as this Agreement shall no longer be in effect, the Fund will cease such use. The Fund acknowledges that it has no rights to the name “PRISM” or variations thereof and such logos or service marks other than those granted in this paragraph and that the Subadviser reserves to itself the right to grant the nonexclusive right to use the name “PRISM” or variations thereof and such logos or service marks to any other person.

(b)           Neither the Subadviser nor any Affiliate or agent of Subadviser shall make reference to or use the name of the Adviser or any of its Affiliates, or any of their clients, except references concerning the identity of and services provided by the Adviser to the Fund or to the Subadviser, which references shall not differ in substance from those included in the Prospectus, SAI and this Agreement, in any advertising or promotional materials without the prior approval of Adviser, which approval shall not be unreasonably withheld or delayed and notice of approval or disapproval will be provided promptly and in any event within three (3) business days. The Subadviser hereby agrees to make all reasonable efforts to cause any Affiliate of the Subadviser to satisfy the foregoing obligation.

14.           Amendment. This Agreement may be amended by mutual consent of the parties, provided that the terms of any material amendment shall be approved by: (a) the Board or by a vote of a majority of the outstanding voting securities of the Fund (as required by the 1940 Act), and (b) the vote of a majority of those Trustees who are not interested persons of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

15.           Confidentiality. Subject to the duties of the Adviser, the Fund and the Subadviser to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential and shall not disclose any and all information pertaining to the Fund and the actions of the Subadviser, the Adviser and the Fund in respect thereof; except to the extent:

(a)           Authorized. The Adviser or the Fund has authorized such disclosure;

(b)           Court or Regulatory Authority. Disclosure of such information is expressly required or requested by a court or other tribunal of competent jurisdiction or applicable federal or state regulatory authorities;

(c)           Publicly Known Without Breach. Such information becomes known to the general public without a breach of this Agreement or a similar confidential disclosure agreement regarding such information;

(d)           Already Known. Such information already was known by the party prior to the date hereof;

(e)           Received From Third Party. Such information was or is hereafter rightfully received by the party from a third party (expressly excluding the Fund’s custodian, prime broker and administrator) without restriction on its disclosure and without breach of this Agreement or of a similar confidential disclosure agreement regarding them, to the extent the existence of such agreement is known or should be known by the disclosing party; or

(f)            Independently Developed. The party independently developed such information.

In addition, the Subadviser and its officers and employees are prohibited from receiving compensation or other consideration, for themselves or on behalf of the Fund, as a result of disclosing the Fund’s portfolio holdings. The Subadviser agrees, consistent with its Code of Ethics, it nor its officers or employees may engage in personal securities transactions based on non-public information about the Fund’s portfolio holdings.

16.         Notice. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other parties, or transmitted by electronic mail, facsimile with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

(a)	If to the Subadviser:		(b)	If to the Adviser:
	Name:	Thomas Radic		Name:	Peter J. DeCaprio
	Title:	President		Title:	Managing Member
	Address:	15333 N. Pima Road		Address:	25 Recreation Park Drive

Suite 225	Hingham, MA 02043
Scottsdale, AZ 85260

(c) With a copy to:

PRISM Multi Strategy Fund

c/o M3Sixty Administration, LLC

4300 Shawnee Mission Parkway, Suite 100

Fairway, KS 66205

17.         Jurisdiction. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware without reference to choice of law principles thereof and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control.

18.          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which shall together constitute one and the same instrument.

19.         Certain Definitions. For the purposes of this Agreement and except as otherwise provided herein, “interested person” and “affiliated person” shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC.

20.          Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

21.          Severability. If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

22.         Entire Agreement. This Agreement, together with all exhibits, attachments and appendices, contains the entire understanding and agreement of the parties with respect to the subject matter hereof.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

ADVISER		SUBADVISER

CROW POINT PARTNERS LLC		PRISM CAPITAL ADVISORS, LLC

By:	/s/ Peter J. DeCaprio	By:	/s/ Thomas Radic
Name: Peter J. DeCaprio		Name: Thomas Radic
Title: Managing Member		Title: President

SCHEDULE A

As of September 15, 2017

FUND	ANNUAL FEE

PRISM Multi Strategy Fund	The Subadviser shall be entitled to 80% of the advisory fee paid by the Fund to the Adviser under the Advisory Agreement. For the avoidance of doubt, this fee shall be 80% of the net fee paid to the Adviser after the application of the terms of any currently effective expense limitation arrangements.